                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          STRATEGIC DISTRIBUTION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          STRATEGIC DISTRIBUTION, INC.
                          3220 TILLMAN DRIVE, SUITE 200
                          BENSALEM, PENNSYLVANIA 19020
                            -------------------------

                            NOTICE & PROXY STATEMENT
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 1999


To Strategic Distribution Shareholders:

              NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Strategic Distribution, Inc. ("SDI" or the "Company"), a Delaware corporation, will be held on May 18, 1999, at 2:00 p.m., local time, at the Company's headquarters, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania, for the following purposes, as more fully described in the accompanying Proxy Statement:

              1. To elect nine (9) directors to serve for the ensuing year and until their successors are elected ("Proposal I");

              2. To approve the Company's 1999 Incentive Stock Option Plan ("Proposal II").

              3. To ratify the appointment of KPMG LLP as independent auditors of SDI for the fiscal year ending December 31, 1999 ("Proposal III"); and

              4. To transact such other business as may properly come before the meeting or any adjournment thereof.

              Only shareholders of record at the close of business on April 6, 1999 are entitled to receive notice of and to vote at the meeting.

              All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are encouraged to complete, date, sign and mail the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have returned a proxy.

              THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED ACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSALS II AND III.


                                  By order of the Board of Directors


                                  /s/Andrew M. Bursky
                                  ----------------------
                                  Andrew M. Bursky
                                  Chairman of the Board


April 9, 1999


                           --------------------------

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          STRATEGIC DISTRIBUTION, INC.
                          3220 TILLMAN DRIVE, SUITE 200
                          BENSALEM, PENNSYLVANIA 19020
                              PHONE: (215) 396-3088
                            -------------------------

                                 PROXY STATEMENT
                            -------------------------

                                  INTRODUCTION

              This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strategic Distribution, Inc. ("SDI" or the "Company"), for use at the annual meeting of shareholders to be held on May 18, 1999 at the Company's headquarters, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania and at any adjournment or postponement thereof (the "Meeting"). The Company's 1998 Annual Report, which accompanies this Proxy Statement, is being sent, on or about April 16, 1999, to persons who were shareholders of record on April 6, 1999.

              Written communications to the Company should be sent to the Company's office at 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020. The Company can be reached by telephone at (215) 396-3088.

MATTERS TO BE CONSIDERED AT THE MEETING

              At the Meeting, the holders of shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company will be asked to consider and vote upon three proposals described in this Proxy Statement and on any other matters properly brought before the Meeting.

              The following is a brief summary of the three proposals. The summary is not intended to be a complete statement of all material features of the proposals and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. THE MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THE NOMINEES AS DIRECTORS, IN FAVOR OF APPROVAL OF THE COMPANY'S 1999 INCENTIVE STOCK OPTION PLAN AND IN FAVOR OF THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL I

              Proposal I concerns the election of a board of nine (9) directors, all of whom are currently serving as members of the Board of Directors.

PROPOSAL II

              Proposal II concerns the approval of the Company's 1999 Incentive Stock Option Plan.

PROPOSAL III

              Proposal III concerns the ratification of the appointment of KPMG LLP, Certified Public Accountants, as the Company's independent auditors.

                              VOTING AT THE MEETING

              The Board of Directors has fixed the close of business on April 6, 1999 as the record date for the Meeting, and only holders of record of the Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting. On that date, there were outstanding and entitled to vote 31,111,285 shares of the Common Stock, held by approximately 1,500 holders of record. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Meeting.

              The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors up to the maximum number of directors to be chosen at the Meeting. The approval of Proposals II and III require the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for purposes of the preceding sentence. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required. William R. Berkley currently owns approximately 23% of the outstanding shares of the Common Stock and has advised the Company that he intends to vote such shares in favor of the proposals described herein.

PROXIES

              If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of the Common Stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "for" each nominee as director and "for" Proposals II and III. Proxies will extend to, and be voted at, any adjournment of the Meeting.

              The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon and it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

              Any shareholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised by giving written notice to the Secretary of the Company at the above address, by voting the shares represented by such proxy in person at the Meeting or by giving a later dated proxy at any time before the shares are voted at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

EXPENSES OF SOLICITATION

              The costs of the solicitation of proxies will be borne by the Company. Such costs include preparing, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy and reimbursing brokerage firms and others for reasonable expenses incurred by them in connection with forwarding proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone or other communications by directors, officers or regular employees of the Company acting without special compensation.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

              The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote. As of April 6, 1999, there were issued and outstanding 31,111,285 shares of the Common Stock. As of April 6, 1999, there were outstanding options issued under the Company's Amended and Restated 1990 Incentive Stock Option Plan (the "1990 Plan") to purchase a total of 2,034,546 shares of the Common Stock at prices ranging from $.97 to $6.94 per share, options issued under the Company's proposed 1999 Incentive Stock Option Plan (the "1999 Plan") to purchase a total of 400,000 shares of the Common Stock at a price of $2.81 per share (which options were granted subject to the approval of the 1999 Stock Option Plan by the Company's shareholders at the Meeting), and options issued under the Company's Amended and Restated 1996 Non-Employee Director Stock Plan (the "Non-Employee Director Stock Plan") to purchase a total of 84,000 shares of the Common Stock at prices ranging from $2.50 to $8.00 per share. In addition, non-qualified options issued to an officer of the Company and to two officers of a subsidiary of the Company to purchase a total of 492,000 shares of the Common Stock at prices ranging from $2.81 to $5.12 per share, and options issued pursuant to certain stock option agreements to purchase a total of 1,036,708 shares of the Common Stock for $5.82 per share, remained outstanding.

              Each share of the Common Stock is entitled to one vote.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL I)

INTRODUCTION

              The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees referred to in this section.

              The following table sets forth each nominee's name, age and the year in which such nominee first became a director:


                                                                                  Year First
      Name                 Position(s)                                Age       Became Director
      ----                 -----------                                ---       ---------------
William R. Berkley   Director of the Company                          53              1994

Andrew M. Bursky     Director of the Company and Chairman of the      42              1988
                     Board of Directors

Arnold W. Donald     Director of the Company                          44              1995

Catherine B. James   Director of the Company                          46              1990

Robert D. Neary      Director of the Company                          65              1999

Jack H. Nusbaum      Director of the Company                          58              1996

Joshua A. Polan      Director of the Company                          50              1988

Mitchell I. Quain    Director of the Company                          47              1995

John M. Sergey       Director of the Company and President and        56              1997
                     Chief Executive Officer of the Company



              Directors are elected to serve for one year or until the next annual meeting of shareholders.

              The nine individuals set forth in the above table are all of the nominees for election as directors at the Meeting. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

BACKGROUND OF NOMINEES

              The following is a brief account of the business experience of each of the nominees for election as a director. Except as indicated below, there are no family relationships or special understandings pursuant to which such persons have been nominated as directors of the Company. None of the nominees has any substantial interest in any matter to be acted upon.

              Mr. Berkley has been a member of the Board of Directors of the Company since 1994. He serves as Chairman of the Board of several companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance company, Pioneer Companies, Inc. which, through its indirect wholly owned subsidiaries, is engaged in the business of manufacturing and distributing chlorine and caustic soda and related products, The Greenwich Bank & Trust Company, a Connecticut chartered commercial bank, Westport National Bank, a Federally chartered commercial bank, and Interlaken Capital, Inc., a private investment firm ("Interlaken Capital"). Mr. Berkley is Vice-Chairman of the Board of Trustees of the University of Connecticut, a Director of Georgetown University, a Trustee of New York University and a member of the Board of Overseers of New York University Stern School of Business.

              Mr. Bursky has been a member of the Board of Directors and Chairman of the Board of Directors since July 1988. He was President of the Company from November 1989 to December 1990. He has been an executive officer of Interlaken Capital since May 1980, currently serving as a Managing Director. Mr. Bursky is a director of Pioneer Companies, Inc.

              Mr. Donald has been a member of the Board of Directors of the Company since 1995. Mr. Donald joined Monsanto Company in 1977 and is President of its Nutrition & Consumer Sector, whose products include NutraSweet, Canderel and Equal; a number of food thickening and stabilizing ingredients, including Keltrol and Kelcogel, and the Roundup Lawn & Garden family of herbicides. Mr. Donald also serves as a member of Monsanto's Life Science Business Team. Mr. Donald serves on the boards of Fair St. Louis, Carleton College, Jackson Laboratories, Opera Theatre of St. Louis, and the Municipal Theatre Association of St. Louis, and is a member of the board of directors of Oil-Dri Corporation.

              Ms. James has been a member of the Board of Directors of the Company since 1990. Ms. James served as Executive Vice President and Chief Financial Officer of Fine Host Corporation, a contract food service company, from April 1997 to September 1998. Ms. James served as Chief Financial Officer of the Company from February 1996 to April 1997, served as Executive Vice President of the Company from January 1989 to April 1997, and served as Secretary and Treasurer of the Company from December 1989 to April 1997. She was Chief Financial Officer of the Company from January 1989 to September 1993. From 1990 to April 1997, Ms. James served as a Managing Director of Interlaken Capital, Inc. and, from 1982 through 1988, was employed by Morgan Stanley & Co. Incorporated, serving as a Managing Director in the corporate finance area during the last two years of her tenure.

              Mr. Neary has been a member of the Board of Directors of the Company since January 1999. He is retired Co-Chairman of Ernst & Young, and currently is Chairman of the Boards of Trustees of the Armada Funds and of the Parkstone Mutual Funds. Mr. Neary is a director of Cold Metal Products, Inc. and is Chairman of the American Institute of Certified Public Accounts' Quality Control Inquiry Committee.

              Mr. Nusbaum has been a member of the Board of Directors since 1996. He is Chairman of the New York law firm of Willkie Farr & Gallagher where he has been a partner for more than the last five years. He also is a director of W.R. Berkley Corporation, Fine Host Corporation, Pioneer Companies, Inc., Prime Hospitality Corp. and The Topps Company, Inc.

              Mr. Polan has been a member of the Board of Directors of the Company since 1988. He has been an executive officer of Interlaken Capital since June 1988, currently serving as a Managing Director. For more than the five years prior to June 1988, Mr. Polan was a partner in the accounting firm of Touche Ross & Co.

              Mr. Quain has been a member of the Board of Directors of the Company since 1995. Mr. Quain is presently Chairman of the Industrial Manufacturing Group at ING Baring Furman Selz LLC and, since May 1997, has been Executive Vice President of ING Baring Furman Selz LLC. For more than five years prior to May 1997, Mr. Quain was a Managing Director of Schroder Wertheim & Company. Mr. Quain is a director of Allied Products Corporation, a director of Mechanical Dynamics, Inc. and a director of Titan International, a member of the Board of Overseers of the School of Engineering and Applied Sciences at the University of Pennsylvania where he also serves on the President's Council, and is a member of the Board of Trustees of St. Luke's Academy, a college preparatory school in New Canaan, Connecticut.

              Mr. Sergey has been a member of the Board of Directors of the Company since May 1997, at which time he was also elected President and Chief Executive Officer of the Company. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation. Mr. Sergey is being nominated as a Director in accordance with the terms of the Employment Agreement, dated April 11, 1997, between Mr. Sergey and the Company, as amended. See "Executive Compensation-Employment Contracts, Termination of Employment and Change in Control Agreements".

              Mr. Bursky was an executive officer of Blue Lustre Products, Inc., a privately owned company which was engaged in the sale and leasing of carpet cleaning equipment and other carpet cleaning products which, in October 1995, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws. Fine Host Corporation, of which Ms. James was Executive Vice President and Chief Financial Officer from April 1997 to September 1998, filed a Chapter 11 petition for reorganization under Federal bankruptcy laws in January 1999.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

                          APPROVAL OF STOCK OPTION PLAN
                                  (PROPOSAL II)

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL II.

              On March 11, 1999, the Board of Directors adopted the 1999 Plan, subject to shareholder approval, under which 1,500,000 shares of the Common Stock were reserved for issuance pursuant to the grant of stock option awards under the 1999 Plan. In connection with the adoption of the 1999 Plan, the Board has appointed the Section 162(m) Committee (the "Committee"), which administers the 1990 Plan and the 1999 Plan. The Company is seeking shareholder approval of the 1999 Plan for the purpose of complying with Sections 162(m) and 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

              The Company believes that the granting of options plays an important role in the Company's ability to attract and retain employees of outstanding ability, and that the adoption of the 1999 Plan to provide 1,500,000 additional shares of the Common Stock for grant is necessary to ensure that the Company can continue to attract and retain such employees. As of April 6, 1999, only 139,464 shares of the Common Stock remained available for grant under the 1990 Plan.

              The following table summarizes information about stock options outstanding at April 6, 1999.



                               Options Outstanding                Options Exercisable
                    ------------------------------------------  ------------------------
                                      Weighted
                                      Average        Weighted                  Weighted
                                     Remaining       Average                   Average
 Range of Exercise     Number       Contractual      Exercise     Number       Exercise
     Prices          Outstanding    Life (years)      Price     Exercisable     Price
------------------ --------------- ---------------  ---------- -------------  ---------
$0.97 - $2.00          177,670          4.0           $1.06        177,670      $1.06
$2.01 - $3.00          726,456          9.6           $2.62         28,000      $2.50
$3.01 - $4.00          428,331          7.7           $3.84        164,478      $3.75
$4.01 - $6.00        2,094,048(a)       4.8           $5.65      1,309,024(a)   $5.75
$6.01 - $8.00          220,749          6.5           $7.05         96,152      $7.25
                     ---------                                   ---------
                     3,647,254          6.1           $4.69      1,775,324      $5.13
                     ---------                                   ---------
                     ---------                                   ---------


----------
(a) Includes options for 1,036,708 shares of the Common Stock issued in connection with a 1995 business acquisition at a price of $5.82 per share with an expiration date of May 12, 2000.

              On November 16, 1998, the Company's Board of Directors authorized a stock repurchase program of up to 1,500,000 shares of the Common Stock. At this time, the Company has accumulated enough shares under this program to satisfy the issuance of virtually all options that have exercise prices of $2.00 per share or less.

              The following is a summary of the provisions of the 1999 Plan:

              The purpose of the 1999 Plan is to provide an incentive to improve the performance, encourage the continued employment, and increase the proprietary interest of certain directors, officers and key employees of the Company. The 1999 Plan allows such persons the opportunity to share in the Company's long-term success through stock ownership and affords them the opportunity for additional compensation related to the value of the Common Stock.

              Pursuant to the 1999 Plan, directors, officers and key employees of the Company, together with consultants and advisers to the Company, who have been selected by the Section 162(m) Committee, are eligible to receive grants of options under the 1999 Plan; provided, however, that notwithstanding any other provision of the 1999 Plan to the contrary, no director of the Company, and no person who is not an employee of the Company, shall be eligible to receive incentive stock options. An aggregate of 1,500,000 shares of the Common Stock are reserved for issuance under the 1999 Plan. Options for no more than 500,000 shares of the Common Stock may be granted to any individual optionee during any calendar year that the 1999 Plan is in effect.

              The Committee may grant incentive stock options under the 1999 Plan and options which do not qualify as incentive stock options ("non-qualified stock options"). Subject to the provisions of the 1999 Plan, the Committee has sole authority, in its absolute discretion: (a) to determine which of the eligible participants shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified stock options; (c) to determine the times when options shall be granted and the number of shares to be subject to options; (d) to determine the option price of the shares of the Common Stock subject to each option, which price shall be not less than the minimum price specified in the 1999 Plan; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options granted under the 1999 Plan; (f) to prescribe the form or forms of the option agreements under the 1999 Plan (which forms shall be consistent with the terms of the 1999 Plan but need not be identical and may contain such terms as the Committee may deem appropriate to carry out the purposes of the 1999 Plan); (g) to determine the nature of any rights and restrictions to be imposed on shares of the Common Stock subject to options issued; (h) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the 1999 Plan; and (i) to construe and interpret the 1999 Plan, the rules and regulations and option agreements under the 1999 Plan and to make all other determinations deemed necessary or advisable for the administration of the 1999 Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

              The option price of each option granted under the 1999 Plan shall be determined by the Committee; provided, however, that in the case of each incentive stock option granted under the 1999 Plan, the option price shall not be less than the fair market value of the Common Stock at the time the option is granted and in no event shall the exercise price of any option be less than the par value per share of the Common Stock on the date the option is granted. On April 6, 1999, the fair market value of the Common Stock was $2.0625 per share.

              The 1999 Plan provides that, if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be deemed to be the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the date on which the option is granted, or if not quoted on that day, then on the last preceding date on which such stock is quoted. If the Common Stock is listed on one or more national securities exchanges, the fair market value shall be deemed to be the mean between the highest and the lowest sale prices reported on the principal national securities exchange on which such stock is listed and traded on the date immediately preceding the date on which the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ or listed on an exchange, or representative quotes are not otherwise available, the fair market value of the Common Stock shall mean the amount determined by the Committee, in accordance with applicable regulations of the Internal Revenue Service, to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

              The purchase price of an option is to be paid (i) in immediately available funds in United States dollars, by certified or bank cashier's check,
(ii) by surrender to the Company of shares of the Common Stock which have been held by the optionee for at least six months, or (iii) by any other means approved by the Committee.

              The term of each option shall be fixed by the Committee, provided that no option will be exercisable later than ten years from the date of grant of the option, and each option will be exercisable for such number of shares and at such time or times, including in periodic installments, as may be determined by the Committee at the time of grant.

              The 1999 Plan generally provides that options granted thereunder are not transferable except by will or by the laws of descent and distribution. In addition, options granted under the 1999 Plan may provide that, if the employment of an optionee terminates other than by reason of death, disability or for cause, such options shall remain exercisable for a period of up to three months. Options granted under the 1999 Plan may also provide that if the employment of an optionee shall terminate by reason of death or disability, such options shall remain exercisable by the optionee (or the person or persons to whom such options pass by will or the applicable laws of descent and distribution) for a period of up to one year. Options granted under the 1999 Plan may also provide that such options shall terminate immediately upon the termination of the employment of the optionee for cause. Notwithstanding the foregoing, in no event is an option exercisable after the termination date specified in the option.

              The number, kind and price of the shares of the Common Stock subject to each outstanding option and the number of shares reserved for issuance pursuant to options granted under the 1999 Plan shall be appropriately adjusted in the event of stock splits, stock dividends or other changes in the Company's outstanding securities. If the Company shall be the surviving corporation in any merger or reorganization or other business combination, any option shall cover the securities or other property to which a holder of the number of shares of the Common Stock covered by the unexercised portion of the option would have been entitled pursuant to the terms of the merger. Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of its assets, all outstanding options shall terminate, subject to the right of the surviving or resulting corporation to grant substitute options to purchase its shares on such terms and conditions as it shall deem appropriate. Such adjustments shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

              The 1999 Plan will terminate on the tenth anniversary of the date the 1999 Plan was adopted by the Board of Directors. The Board of Directors may terminate or amend the 1999 Plan provided that no amendment without shareholder approval shall increase the number of shares as to which options may be granted or change the class of employees eligible to receive options under the 1999 Plan.

              At present, approximately two directors, eleven officers of the Company and its subsidiaries and 1,012 other key employees would be eligible to receive options under the 1999 Plan.

In March 1999, the Company granted 400,000 non-qualified stock options under the 1999 Plan to an officer of the Company. The options were granted subject to the approval of the 1999 Plan by the shareholders at the Meeting.

              The following table sets forth information with respect to options that were granted under the 1999 Plan on March 11, 1999. Such grant is the only grant made as of the date of this Proxy Statement and is subject to the approval of the 1999 Plan by the shareholders at the Meeting. In the event that the 1999 Plan is not approved by the shareholders, the grant will become void. Because the grant of options under the 1999 Plan is completely within the discretion of the Committee, the Company cannot forecast the benefits or amounts that will be granted in the future nor the degree to which benefits and amounts would have been granted by the Committee in the last fiscal year had the 1999 Plan been in place at such time.


                               1999 PLAN BENEFITS


                                                                    Number of Shares
                                                                   Underlying Options
         Name and Position                    Dollar Value ($)          Granted
         -----------------                    ----------------          -------
         John M. Sergey
         President and Chief Executive            N/A                   400,000
         Officer

         Executive Group                          N/A                   400,000



              The following is a general summary of the federal income tax consequences of the 1999 Plan.

  INCENTIVE STOCK OPTIONS

              No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. If the Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

              If the Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

              Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a non-qualified stock option.

              For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an incentive stock option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a non-qualified stock option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

  NON-QUALIFIED STOCK OPTIONS

              With respect to non-qualified stock options: (a) no income is realized by the optionee at the time the option is granted; (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (c) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL II.

                        APPROVAL OF INDEPENDENT AUDITORS
                                 (PROPOSAL III)

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL III.

              KPMG LLP has been appointed by the Board of Directors as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999. The Board of Directors is submitting this matter to a vote of shareholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified at the Meeting, the Board of Directors will reconsider its action and will appoint auditors for the 1999 fiscal year without further shareholder action. Further, even if the appointment of auditors is ratified by shareholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment of auditors without submitting the matter to a vote of shareholders. The audit for the Company for fiscal 1998 was conducted by KPMG LLP.

              A representative of KPMG LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Meeting.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL III.

COMMITTEES AND MEETINGS

              During the fiscal year ended December 31, 1998, the Board of Directors held four meetings and acted by unanimous written consent six times. Each of the Directors attended at least 75% of the total number of meetings of the Board and meetings of the Committees of which the Director was a member.

              Nominees for Directors are selected by the entire Board of Directors rather than any committee of the Board. The Board has four standing committees: the Executive Committee, the Stock Option and Compensation Committee, the Audit Committee and the Section 162(m) Committee.

              The Executive Committee, composed of William R. Berkley, Andrew M. Bursky and John M. Sergey, has the authority, with the authorization of the Board of Directors, to exercise all of the powers and authority of the Board to the extent permitted under the laws of the State of Delaware and the Company's Certificate of Incorporation and By-laws. The Executive Committee did not meet or act during 1998.

              The Stock Option and Compensation Committee, composed of Andrew M. Bursky and Joshua A. Polan, establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Stock Option and Compensation Committee also administers the Company's Non-Employee Director Stock Plan and, prior to the formation of the
Section 162(m) Committee, administered the 1990 Plan. The Stock Option and Compensation Committee held two meetings in 1998 and acted by unanimous written consent six times.

              The Audit Committee, composed of William R. Berkley, Joshua A. Polan and Mitchell I. Quain, makes recommendations concerning the engagement of independent public accountants, the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1998.

              The Section 162(m) Committee, which was formed in March 1999, is composed of Arnold W. Donald and Robert D. Neary, and has the authority to administer the 1990 Plan and approve all options granted thereunder, as well as all options to be granted under the 1999 Plan.

                            COMPENSATION OF DIRECTORS

              During the fiscal year ended December 31, 1998, each of the non-employee members of the Board of Directors received, under the Non-Employee Director Stock Plan, non-qualified options to purchase 4,000 shares of the Common Stock in consideration of services rendered during 1998. In the future, on December 31 of each year, under the Non-Employee Director Stock Plan, each of the Company's Directors who is not an employee of the Company will be granted an option to purchase 4,000 shares of the Common Stock. All options are granted at a price equal to the fair market value of the Common Stock on the date of grant, and have a maximum term of five years. During 1998, each non-employee director of the Company received a cash fee of $1,500 in consideration of each meeting of the Board attended by the Director, and each non-employee director who remained a director at the end of 1998 received an additional cash fee of $6,000. During 1999, each non-employee director of the Company will receive cash compensation on the same basis as non-employee directors received cash compensation in 1998. In addition, each non-employee director who serves on a committee of the Board during 1999, and who remains a director at the end of 1999, will receive a cash fee of $1,000. The Company also has a general policy to reimburse members of the Board of Directors for all reasonable expenses incurred in connection with their attendance at Directors' meetings.


                      IDENTIFICATION OF EXECUTIVE OFFICERS



                                 Executive Position and                 Officer    Term
      Name                           Offices Held                        Since    Expires    Age
      ----                           ------------                        -----    -------    ---
Andrew M. Bursky             Chairman of Board of Directors               1988      1999      42

John M. Sergey               President and Chief Executive Officer        1997      1999      56

Jeffery O. Beauchamp         Executive Vice President                     1997      1999      56

Michael F. Devine III        Chief Financial Officer, Secretary and       1997      1999      40
                             Treasurer

George E. Krauter            Executive Vice President                     1997      1999      67

David L. Courtright          Controller and Chief Accounting              1998      1999      45
                             Officer


  BACKGROUND OF EXECUTIVE OFFICERS

              The following is a brief account of the business experience of each of the persons listed in the foregoing table. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company except as described below. None of the officers has any substantial interest in any matter to be acted upon, other than the election of Directors in the case of Mr. Bursky and Mr. Sergey.

              Mr. Bursky has been Chairman of the Board of Directors of the Company since July 1988. He was President of the Company from November 1989 to December 1990. He has been an executive officer of Interlaken Capital since May 1980, currently serving as a Managing Director. Mr. Bursky is a director of Pioneer Companies, Inc.

              Mr. Sergey has served as President and Chief Executive Officer of the Company since May 1997. From May 1996 until May 1997, Mr. Sergey operated his own consulting business. From 1989 to May 1996, he was the President and Chief Executive Officer of GAF Materials Corporation, a manufacturer and marketer of roofing and other building materials products. During the same period, Mr. Sergey was Executive Vice President and a member of the Board of Directors of GAF Corporation, the parent of GAF Materials Corporation.

              Mr. Beauchamp is currently Executive Vice President of the Company and Chairman Emeritus of INTERMAT, which was founded by Mr. Beauchamp in 1978 and was acquired by the Company in January 1997. From November 1978 until January 1997, Mr. Beauchamp served as

Chairman of INTERMAT. Mr. Beauchamp is also the immediate past President and Chief Executive Officer of the Utility Supply Management Alliance, a nonprofit educational industry association.

              Mr. Devine has been Chief Financial Officer, Secretary and Treasurer of the Company since April 1997. He has been Chief Financial Officer of the Company's Industrial Systems Associates, Inc. subsidiary ("ISA") since July 1995. From 1989 to 1993 he served as Director of Finance and from 1993 to July 1995 as Director of Operations at McMaster-Carr Supply Company, a distributor of industrial supplies.

              Mr. Krauter has served as Executive Vice President of the Company since April 1997. Mr. Krauter is also Chairman Emeritus of ISA, which was acquired by the Company in January 1994. He was President of ISA from March 1971 to January 1997. From 1994 until January 1, 1999, Mr. Krauter was a Director of the Company.

              Mr. Courtright was elected Controller and Chief Accounting Officer of the Company in March 1998. From 1991 until joining the Company in September 1997, Mr. Courtright operated his own financial consulting business, primarily providing services related to business mergers, acquisitions and divestitures. From April 1987 until December 1990, Mr. Courtright served as Assistant Corporate Controller of the Pullman Company, a diversified manufacturer of industrial products. For twelve years prior to joining the Pullman Company, Mr. Courtright practiced as a certified public accountant, most recently as Senior Manager with Coopers & Lybrand.

            REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

              The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the specific compensation level for the Company's executive officers. The Compensation Committee also reviews the levels of compensation of senior officers of the Company's subsidiaries. The Compensation Committee is composed of Andrew M. Bursky and Joshua A. Polan.

CEO COMPENSATION

              Compensation of the Company's Chief Executive Officer is governed by the terms of his employment agreement, dated April 11, 1997, as amended (the "CEO Employment Agreement"). The Compensation Committee established the Chief Executive Officer's salary and other compensation by considering the compensation packages of CEO's of comparably-sized companies, and by considering the type of compensation package that would be necessary in order to attract a Chief Executive Officer with the skills and experience necessary to achieve the goals that the Board of Directors had established for the Company. The terms of the CEO Employment Agreement are set forth under "Executive Compensation - Employment Contracts, Termination of Employment and Change in Control Agreements".

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

              The Compensation Committee believes that the compensation of executive officers of the Company should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives. It further believes that Company performance should be viewed both from a short-term and a long-term perspective. The compensation levels of the Company's executive officers and of the senior officers of the Company's subsidiaries are set with a view to aligning compensation with the Company's business objectives and performance. The Compensation Committee believes it is important to use compensation to enable the Company to attract and reward officers who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash compensation consisting of base salary and individual bonus awards and stock based compensation. Bonuses for 1998 were awarded to executive officers of the Company, and to senior officers of the Company's subsidiaries, based on the achievement of performance goals established by management and confirmed by the Compensation Committee.

              Stock options are granted to executive officers based on an evaluation of the executives' ability to influence the Company's long-term growth and profitability. In the case of senior officers employed by subsidiaries, the subsidiary's financial performance and potential future contributions to overall corporate profitability are also taken into account. During 1998, Mr. Sergey received options to purchase 75,000 shares of the Common Stock, Mr. Devine received options to purchase 53,000 shares of the Common Stock and Mr. Courtright received options to purchase 8,600 shares of the Common Stock.

              Because none of the executive officers of the Company has received annual compensation in excess of $1 million, the Compensation Committee has not addressed all issues related to the annual deduction limit of $1 million for compensation paid to executive officers, which limit is set forth in Section 162(m) of the Code. In March 1999, however, the Board of Directors formed the
Section 162(m) Committee, which Committee has the authority to approve all options granted under the 1990 Plan and the 1999 Plan. All compensation received by executive officers as a result of the exercise of options approved by the Section 162(m) Committee will be exempt from the deduction limit set forth in Section 162(m) of the Code.

              Deductibility of compensation will be one of the factors considered by the Committee when reviewing compensation decisions; however, the Compensation Committee does not believe it would be prudent to adopt a policy precluding payment of nondeductible compensation without regard to other considerations. Of the options granted to Mr. Sergey under the CEO Employment Agreement, 400,000 options granted in 1997 were granted outside of the 1990 Plan as an inducement to Mr. Sergey's entering into the Agreement. Compensation attributable to such options will be subject to the $1 million deduction limit, assuming the options are exercised in a taxable year for which Mr. Sergey is serving as a named executive officer on the last day of such taxable year. A grant under the 1999 Plan of 400,000 options to Mr. Sergey will be exempt. Of the remaining 175,000 options previously granted to Mr. Sergey, 145,000 are "incentive stock options" under Section 422 of the Code, as to which Mr. Sergey will not recognize ordinary income and the Company will not be entitled to a deduction, provided Mr. Sergey satisfies certain holding period requirements with respect to the underlying stock.


                     STOCK OPTION AND COMPENSATION COMMITTEE

                                Andrew M. Bursky
                                 Joshua A. Polan

April 9, 1999

              The previous reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

              Andrew M. Bursky is Chairman of the Board of Directors and Joshua
A. Polan is a Director of the Company. Mr. Bursky has served as Chairman of the Board of Directors since 1988 and was President of the Company from November 1989 to December 1990. See "Transactions with Affiliates" for a description of certain transactions between the Company and certain companies of which Mr. Bursky, Mr. Polan and William R. Berkley are officers, directors and/or shareholders.

                             EXECUTIVE COMPENSATION

              The following table sets forth all the cash and non-cash compensation for the fiscal year ended December 31, 1998, and for each of the prior two fiscal years, awarded to or earned by the President, the Executive Vice Presidents, the Chief Financial Officer, and the Controller and Chief Accounting Officer of the Company. No other executive officer of the Company earned more than $100,000 in salary and bonus in any of the three fiscal years ended December 31, 1998. Mr. Bursky did not receive any compensation from the Company but was an executive officer of and was compensated by Interlaken Capital, which is party to a services agreement with the Company pursuant to which Interlaken Capital received fees of approximately $21,100 during 1998. See "Transactions with Affiliates."

                           SUMMARY COMPENSATION TABLE



                                                                               Long Term Compensation Awards
                                           Annual Compensation                 -----------------------------
                                           -------------------
  Name and Principal Position                                     Other Annual       Number of Securities        All Other
     of Executive Officer         Year      Salary       Bonus    Compensation  Underlying Options Granted(#)   Compensation
     --------------------         -----     ------       -----    ------------  -----------------------------   ------------
        JOHN M. SERGEY            1998     $353,000     $ 65,000   $68,788 (4)             75,000                $12,986(6)
 President and Chief Executive    1997      240,000(1)   180,000   138,955 (5)            500,000                 12,496(7)
            Officer

     JEFFERY O. BEAUCHAMP         1998      147,000        -0-                              -0-                    4,410(8)
   Executive Vice President       1997      137,500(2)     -0-                              -0-                    4,235(8)

       GEORGE E. KRAUTER          1998      147,000       40,000                            -0-                      -0-
   Executive Vice President       1997      150,000       65,000                            -0-                      -0-
                                  1996      135,000       78,500                            -0-                      -0-

    MICHAEL F. DEVINE, III        1998      151,000       42,500                           53,000                    371(8)
    Chief Financial Officer       1997      145,000       70,000                           25,000                    -0-
                                  1996      135,000       75,000                           25,000                    -0-

      DAVID L. COURTRIGHT         1998       89,000       10,000                            8,600                  1,968(8)
Controller and Chief Accounting   1997       23,000(3)     5,000                            -0-                      -0-
          Officer


----------
(1) Mr. Sergey's employment with the Company commenced on May 1, 1997.
(2) Mr. Beauchamp's employment with the Company commenced on January 28, 1997.
(3) Mr. Courtright's employment with the Company commenced on September 15, 1997.
(4) Represents 1998 relocation expenses ($48,788) and an automobile allowance ($20,000).
(5) Represents 1997 relocation expenses ($80,722), amounts reimbursed for the payment of taxes ($44,900) and an automobile allowance ($13,333).
(6) Represents premiums paid for term life and disability insurance ($10,452) and contributions to the Company's Retirement Savings Plan ($2,534).
(7) Represents premiums paid for term life and disability insurance.
(8) Represents contributions to the Company's Retirement Savings Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

              The following table sets forth all options granted during 1998 to the persons named in the Summary Compensation Table.

                                                                                                Potential Realizable Value At
                                                                                                Assumed Annual Rates of Stock
                              Number of             % of Total     Exercise or                Price Appreciation for Option Term
                         Securities Underlying    Options Granted   Base Price  Expiration    ----------------------------------
     Name                 Options Granted(#)       to Employees      ($/Sh)        Date           5%($)               10%($)
    -----                 ------------------       ------------      ------       -----           -----               ------
John M. Sergey                25,000(1)               2.84%          $2.81      10/26/2008      $ 44,250            $112,000
                              50,000(1)               5.68%          $5.97      03/05/2008       187,500             475,500

Jeffery O. Beauchamp              0                    0               0            0               0                   0

George E. Krauter                 0                    0               0            0               0                   0

Michael F. Devine III         15,000(2)               1.70%          $2.81      10/26/2008        26,550              67,200
                               3,000(2)                *             $5.97      05/21/2008        11,250              28,530
                              35,000(2)               3.97%          $5.97      03/05/2008       131,250             332,850

David L. Courtright            2,500(3)                *             $2.81      10/26/2008         4,425              11,200
                               1,100(3)                *             $5.97      05/21/2008         4,125              10,461
                               5,000(3)                *             $5.97      03/05/2008        18,750              47,550


----------
*   Less than 1%

(1) These options were granted on October 26, 1998 and March 5, 1998, respectively. The October 26, 1998 options vest in four equal installments on the first four anniversaries of the grant date. The March 5, 1998 options vest in five equal installments on the first five anniversaries of the grant date.
(2) These options were granted on October 26, 1998, May 21, 1998 and March 5, 1998, respectively. The October 26, 1998 options vest in four equal installments on the first four anniversaries of the grant date. The May 21, 1998 options vest in three equal installments on the first three anniversaries of the grant date. The March 5, 1998 options vest in three equal installments on the first three anniversaries of the grant date.
(3) These options were granted on October 26, 1998, May 21, 1998 and March 5, 1998, respectively. The October 26, 1998 options vest in four equal installments on the first four anniversaries of the grant date. The May 21, 1998 options vest in three equal installments on the first three anniversaries of the grant date. The March 5, 1998 options vest in three equal installments on the first three anniversaries of the grant date.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

              The following table indicates, for all persons named in the Summary Compensation Table, the value of in-the-money unexercised options at December 31, 1998. None of these individuals exercised any options in 1998.


                                                                                            Value of Unexercised
                                                          Number of Securities                 In-the-Money
                          Shares                         Underlying Unexercised             Options At FY-End($)
                        Acquired on      Value            Options At FY-End(#)              --------------------
       Name             Exercise(#)    Realized($)   Exercisable      Unexercisable  Exercisable(1)     Unexercisable(1)
       ----             ----------    ------------   -----------      -------------  ---------------   -----------------
   John M. Sergey           0              0           100,000           475,000           0                  $0
Jeffery O. Beauchamp        0              0                 0                 0           0                   0
  George E. Krauter         0              0                 0                 0           0                   0
Michael F. Devine III       0              0            12,875           103,000           0                   0
 David L. Courtright        0              0                 0             8,600           0                   0


----------
(1) The fiscal year-end closing price of the Common Stock was $2.43. No options were in-the-money at December 31, 1998.


               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                          CHANGE IN CONTROL AGREEMENTS

              On April 11, 1997, the Company entered into a three year Executive Employment Agreement (the "Executive Employment Agreement") with Mr. Sergey, pursuant to which, beginning on May 1, 1997, Mr. Sergey became President and Chief Executive Officer of the Company for base compensation of not less than $360,000 per year. The Executive Employment Agreement was amended on March 11, 1999 (the "1999 Employment Agreement Amendment") in order to, among other things, extend the term of the Executive Employment Agreement through May 1, 2003 and increase Mr. Sergey's base compensation to not less than $400,000 per annum effective January 1, 1999. Pursuant to the Executive Employment Agreement, Mr. Sergey is eligible for bonus compensation based upon the achievement of goals established by the Compensation Committee. In addition, as an inducement to enter into the Executive Employment Agreement, Mr. Sergey was granted non-qualified options to purchase up to 400,000 shares of the Common Stock at an exercise price of $5.12 per share (which the Compensation Committee determined to be the fair market value of the Common Stock on the date of grant) and, upon commencement of his employment with the Company, Mr. Sergey was granted incentive stock options under the 1990 Stock Option Plan to purchase up to 100,000 shares of the Common Stock at an exercise price of $3.98 per share. In addition, the Company sold Mr. Sergey 400,000 shares of the Common Stock (the "Purchased Shares") for an aggregate amount of $1,700,000 (an amount which the Compensation Committee determined to be the fair market value of the Common Stock on the date of the Executive Employment Agreement). The purchase price for the Purchased Shares was paid $700,000 in cash and the remainder was evidenced by a five year promissory note bearing interest at the rate of 7% per annum from Mr. Sergey to the Company that is secured by the Purchased Shares and recourse only to the Purchased Shares (the "Purchase Note"). In addition, Mr. Sergey will receive certain life insurance benefits, disability benefits, car allowance and moving expenses. If Mr. Sergey's employment is terminated by the Company without "Cause" (as defined in the Executive Employment Agreement), or by Mr. Sergey for "Good Reason" (which, as defined in the Executive Employment Agreement, includes a change in control of the Company), Mr. Sergey will continue to receive his salary and reimbursement for the cost of health benefits until the balance of the employment term or one year, if longer, subject to setoff by amounts earned by Mr. Sergey from subsequent employment during such period. Upon a change in control of the Company, all of Mr. Sergey's outstanding options will become exercisable in full.

              Pursuant to the 1999 Employment Agreement Amendment, the Company agreed to recommend that the Section 162(m) Committee grant Mr. Sergey 400,000 non-qualified stock options (the "March 1999 Sergey Options") under the 1999 Plan, subject to the approval of the 1999 Plan by the shareholders at the Meeting. The Section 162(m) Committee approved the March 1999 Sergey Options on March 11, 1999. The March 1999 Sergey Options vest in four equal installments on December 16 of 1999, 2000, 2001 and 2002; provided, however, that vesting of the first 200,000 of the March 1999 Sergey Options will be delayed until December 16, 2005 unless the Common Stock trades at or above $6.00 per share for thirty consecutive trading days prior to December 16, 2005, and the vesting of the second 200,000 of the March 1999 Sergey Options will be delayed until December 16, 2005 unless the Common Stock trades at or above $9.00 per share for thirty consecutive trading days prior to December 16, 2005. The 1999 Employment Agreement Amendment also eliminated the Company's obligation to provide Mr. Sergey with term life insurance in exchange for the Company's obligation to fund a portion of the cost of a whole life insurance policy, the beneficiary of which is a family trust created by Mr. Sergey. At the time the 1999 Employment Agreement Amendment was executed, the terms of the Purchase Note were also amended to extend the due date of the Note from May 20, 2002 to May 1, 2003, and to provide that some or all of the principal and interest on the Note may be forgiven in the event that there is a change in control of the Company prior to May 1, 2003; the amount of the principal and interest to be forgiven depends upon the date of the change in control and the trading price of the Common Stock on the date of the change in control.

              Mr. Beauchamp was appointed an Executive Vice President of the Company in accordance with the terms of an Employment Agreement, dated as of January 28, 1997, by and among the Company, INTERMAT and Mr. Beauchamp. The term of the Employment Agreement is three years and provides for a salary of not less than $150,000 per annum.

              Mr. Krauter is party to an Employment Agreement, dated as of January 4, 1994, by and between Mr. Krauter and ISA. The term of the Employment Agreement is five years and provides a salary of not less than $100,000 per annum.

                         COMPANY STOCK PERFORMANCE GRAPH

              Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company. The comparison of total shareholder returns assumes that $100 was invested on March 31, 1994 in each of the Companies, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid. March 31, 1994 was chosen as the beginning point of the comparison period because March 31, 1994 was the first full month the Company's stock was traded on a NASDAQ exchange. The companies in the peer group are Lawson Products, Inc. ("Lawson"), Noland Company ("Noland"), MSC Industrial Direct Co., Inc. ("MSC"), Arden Industrial Products Inc. ("Arden"), JLK Direct Distribution, Inc. ("JLK") and Industrial Distribution Group, Inc. ("IDG"). The Company recently added JLK and IDG, which both began trading in 1997, to the peer group because the Company believes that a peer group consisting of five companies as opposed to three is a better representative sample for comparative purposes. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated. Of the companies included in the peer group, the stock of Lawson and Noland has been publicly traded for the entire five-year period covered by the performance graph, and the stock of MSC has been publicly traded since December 1995. The shareholder returns of MSC are first included in the calculation of cumulative total shareholder return of the peer group index for 1996. Arden no longer trades publicly; the company was acquired by a third-party in 1997.


               STRD         NASDAQ Composite         Selected Company Index

3/31/1994       100                      100                            100
12/30/1994      117                      101                             91
12/29/1995      185                      142                             89
12/31/1996      185                      174                            103
12/31/1997      110                      203                            120
12/31/1998       57                      295                            107


              The Common Stock began trading on the NASDAQ Small Cap Market on March 16, 1994 and began trading on the NASDAQ National Market on October 6, 1994. The price of the Common Stock on December 31, 1998, as set forth in the Performance Graph, represents the last reported sale price of the Common Stock on the NASDAQ National Market on December 31, 1998, the last trading date in 1998.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

              The following table sets forth certain information, as of April 6, 1999, concerning beneficial ownership of the Common Stock (calculated based on 31,111,285 shares outstanding) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee to become a director,
(iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.


                       Name and Address of                     Amount and Nature of
Title of Class         Beneficial Owner (a)                    Beneficial Ownership     Percent of Class
--------------         --------------------                    --------------------     ----------------
Common Stock           Jeffery O. Beauchamp                            218,750                  *
                       Executive Vice President

Common Stock           William R. Berkley                            8,178,996(b)             25.51%(b)
                       Director

Common Stock           Andrew M. Bursky                              1,115,251(c)              3.58%(c)
                       Director, Chairman of the Board

Common Stock           Arnold W. Donald                                 20,418(d)               *   (d)
                       Director

Common Stock           Catherine B. James                              789,208(e)              2.52%(e)
                       Director

Common Stock           George E. Krauter                               206,000                   *
                       Executive Vice President

Common Stock           Jack H. Nusbaum                                  22,000(f)                *
                       Director

Common Stock           Robert D. Neary                                  20,000                   *
                       Director

Common Stock           Joshua A. Polan                                 186,169(g)                *
                       Director

Common Stock           Mitchell I. Quain                               109,488(h)                *
                       Director

Common Stock           John M. Sergey                                  791,000(i)               2.52%(i)
                       Director, President and
                       Chief Executive Officer



Common Stock           Michael F. Devine, III                           33,874(j)                *
                       Chief Financial Officer, Secretary
                       and Treasurer

Common Stock           David L. Courtright                               2,032(k)                *
                       Controller and Chief Accounting
                       Officer

Common Stock           Dimensional Fund Advisors, Inc.               2,389,740(l)               7.68%

Common Stock           Barry R. Feirstein                            2,720,500(m)               8.74%

Common Stock           T. Rowe Price Associates, Inc./T. Rowe
                       Price New Horizons Fund, Inc.                 2,387,000(n)               7.67%

Common Stock           Wellington Management Company, LLP            2,248,250(o)               7.23%

Common Stock           All executive officers and
                       directors as a group (13 persons)            11,693,186(p)              35.81%


----------

*   Owns less than 1% of the outstanding shares of the Common Stock.

(a) The business address of William R. Berkley is 165 Mason Street, Greenwich, Connecticut 06830. The business address of Dimensional Fund Advisors, Inc. is set forth in footnote (l). The business address of Barry R. Feirstein is set forth in footnote (m).

(b) Includes (i) 45,000 shares of the Common Stock held by the Berkley Family Limited Partnership, (ii) 12,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Berkley, (iii) 19,649 shares of the Common Stock which are subject to currently exercisable stock options held by The Berkley Family Limited Partnership, and (iv) 919,600 shares of the Common Stock which are subject to currently exercisable stock options held by Interlaken Investment Partners, L.P. Mr. Berkley is a general partner of The Berkley Family Limited Partnership and is the sole owner of a company that indirectly controls Interlaken Investment Partners, L.P.; as such, he may be deemed to be the beneficial owner of shares of the Common Stock beneficially owned by those entities. The number of outstanding shares used for calculating percent of class is 32,062,534.

(c) Includes (i) 1,000 shares of the Common Stock held by an IRA in Mr. Bursky's name, (ii) 4,000 shares of the Common Stock held by a Keogh in Mr. Bursky's name and (iii) 40,295 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Bursky. The number of outstanding shares used for calculating percent of class is 31,151,580.

(d) Includes 12,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Donald.

(e) Includes (i) 193,133 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 16,667 shares of the Common Stock which are subject to stock options held by Ms. James that will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 31,321,085.

(f) Includes 12,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Nusbaum.

(g) Includes 12,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Polan.

(h) Includes (i) 10,000 shares of the Common Stock held by the Samuel Quain Trust, (ii) 10,000 shares of the Common Stock held by the Rhonda Quain Trust, (iii) 10,000 shares of the Common Stock held by the Michelle Quain Trust, (iv) 10,000 shares of the Common Stock held by the Jacob Quain Trust (collectively, the "Trusts") and (v) 12,000 shares of the Common Stock which are subject to currently exercisable stock options held by Mr. Quain. Mr. Quain is Trustee of the Trusts and, as such, may be deemed to be beneficial owner of the shares held by the Trusts.

(i) Includes (i) 135,000 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 125,000 shares of the Common Stock which are subject to Stock Options held by Mr. Sergey that will become exercisable within sixty days. The number of outstanding shares used for calculating percent of class is 31,371,285.

(j) Includes (i) 24,541 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 9,333 shares of the Common Stock which are subject to Stock Options held by Mr. Devine that will become exercisable in sixty days.

(k) Includes 1,666 shares of the Common Stock which are subject to currently exercisable stock options and (ii) 366 shares of the Common Stock which are subject to Stock Options held by Mr. Courtright that will become exercisable within 60 days.

(l) The business address of Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Information regarding Dimensional has been obtained by the Company from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on or about February 11, 1999. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 2,389,740 shares of the Common Stock as of December 31, 1998, all of which shares are held by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares.

(m) The business address of Barry R. Feirstein ("Feirstein") is 767 Third Avenue, 28th Floor, New York, NY 10017. Information regarding Feirstein has been obtained by the Company from a Schedule 13G filed by Feirstein with the Securities and Exchange Commission on or about February 5, 1999. Feirstein has sole voting and dispositive power over 748,013 shares of the Common Stock and shared voting and dispositive power over 1,972,487 shares of the Common Stock. Feirstein Capital Management, L.L.C. and Feirstein Partners, L.P. each have shared voting and dispositive power over 1,972,487 shares of the Common Stock.

(n) The business address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Funds, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Information regarding T. Rowe

    Price Associates, Inc. and T. Rowe Price New Horizons Funds, Inc. has been obtained by the Company from a Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Funds, Inc. with the Securities and Exchange Commission on or about February 11, 1999. The securities are owned by various individuals and institutional investors (including T. Rowe Price New Horizons Fund, Inc. ("Horizons Fund") which owns 1,761,000 shares) which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole dispositive power over 2,387,000 shares and sole voting power over 626,000 shares. Horizons Fund beneficially owns and has sole voting power over 1,761,000 shares. For purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of all such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(o) The business address of Wellington Management Company is 75 State Street, Boston, Massachusetts, 02109. Information regarding Wellington Management Company has been obtained by the Company from a Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission on or about January 29, 1999. Wellington Management Company has shared investment power over 2,248,250 shares of the Common Stock and shared voting power over 1,183,250 shares of the Common Stock. Wellington Management Company does not have sole voting or investment power over any shares of Common Stock.

(p) Includes 1,545,250 shares of the Common Stock which are subject to options held by executive officers and directors of the Company that are currently exercisable or will become exercisable within 60 days. The number of outstanding shares used for calculating percent of class is 32,656,535.

                          TRANSACTIONS WITH AFFILIATES

              The Company has entered into an agreement (the "Services Agreement") with Interlaken Capital pursuant to which Interlaken Capital will provide the Company with certain corporate and administrative services including but not limited to services relating to accounting and internal legal advice. Mr. Berkley is the sole shareholder of Interlaken Capital. Messrs. Berkley and Bursky are the sole directors of Interlaken Capital. Mr. Bursky and Mr. Polan are employees and executive officers of Interlaken Capital. The fee to be paid by the Company pursuant to the Services Agreement is $12,500 per month plus expenses incurred by Interlaken Capital (the "Interlaken Monthly Fee"). Interlaken Capital is also entitled to receive transaction fees under the Services Agreement in connection with the divestiture of certain discontinued Company businesses (the "Transaction Fees"). Interlaken Monthly Fees will be reduced by any Transaction Fees received by Interlaken Capital. During 1998, the Company paid Interlaken Capital $21,100 in connection with the sale of American Technical Services, Inc. which was equal to 2% of the purchase price paid to the Company. Besides providing services to the Company, Interlaken Capital provides legal, accounting and other services to companies engaged in such businesses as fire protection, infants' clothing manufacturing and chemical manufacturing. The term of the Services Agreement extends from June 1, 1997 through May 31, 2000, but will automatically renew for additional one-year terms unless either party gives notice of termination at least thirteen months prior to the termination date otherwise in effect. The terms of the Services Agreement were approved by the Company's disinterested directors.

              The Company issued a subordinated note, which was due and paid on January 4, 1998, to Mr. Krauter in the principal amount of $500,000. The note bore interest at the rate of 6% per annum. The Company issued this note on January 4, 1994 in connection with its acquisition from Mr. Krauter of all of the issued and outstanding stock of ISA.

              The Company issued $1,400,000 aggregate principal amount of subordinated notes to the former shareholders of INTERMAT in connection with the Company's acquisition of INTERMAT in January 1997. Subsequent to the acquisition, all of the subordinated notes, which are due in the year 2000 and bear interest at the rate of 9% per annum, were acquired by Mr. Beauchamp and his wife, who continue to hold all of the subordinated notes.

              The Company believes that the foregoing transactions were on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will engage in transactions with affiliated parties only if they satisfy the foregoing criteria.

                              SHAREHOLDER PROPOSALS

              Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for SDI's Annual Meeting of Shareholders to be held in 2000 must be submitted to SDI on or before December 11, 1999, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in proxy materials relating to that meeting. Proposals should be sent to: Strategic Distribution, Inc., c/o John M. Sergey, President and Chief Executive Officer, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              To the Company's knowledge, each person who at any time during 1998 was a director, officer or beneficial owner of more than ten percent of the Common Stock filed on a timely basis all reports required by Section 16(a) of the Exchange Act, except that Mr. Sergey filed a report with respect to a purchase of 10,000 shares in September 1998 approximately one month late.



                                  MISCELLANEOUS

              A copy of the Company's Annual Report for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, has been delivered free of charge to shareholders with this solicitation. A copy of the Company's Annual Report on Form 10-K, including exhibits if requested, will be furnished upon the payment of a reasonable fee to cover the Company's expense in reproducing and mailing same, to each shareholder who mails a written request therefor to: Strategic Distribution, Inc., 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania 19020.


                           ---------------------------


              Please complete, date, sign and mail promptly the accompanying proxy in the postage-paid envelope enclosed for your convenience. The signing of the proxy will not prevent your attending the Meeting and voting in person.


Bensalem, Pennsylvania
April 9, 1999

                          STRATEGIC DISTRIBUTION, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 18, 1999

    The undersigned stockholder(s) of Strategic Distribution, Inc. (the "Company") hereby appoints Michael F. Devine III, William L. Mahone and David L. Courtright (collectively, the "Proxies"), and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the Company's headquarters, 3220 Tillman Drive, Suite 200, Bensalem, Pennsylvania on May 18, 1999 at 2:00 p.m. local time, and at any adjournments thereof, for the transaction of the following business:

                    /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL PROPOSALS

PROPOSAL I.   Please indicate your vote for the election of Directors. The nominees are William R. Berkley, Andrew M. Bursky, Arnold W.
              Donald, Catherine B. James, Robert D. Neary, Jack H. Nusbaum,
              Joshua A. Polan, Mitchell I. Quain and John M. Sergey.
              Election of
Directors              FOR  / /            WITHHELD  / /
              For all nominees, except those entered below:
              __________________________________________________________________

PROPOSAL II.   To approve the Company's 1999 Incentive Stock Option Plan under which a total of 1,500,000 shares of the Company's Common Stock will be reserved for issuance.
            FOR  / /            AGAINST  / /            ABSTAIN  / /

PROPOSAL III.  To ratify the appointment of KPMG LLP, Certified Public
               Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1999.
            FOR  / /            AGAINST  / /            ABSTAIN  / /

                                                       (CONTINUED ON OTHER SIDE)

    WHEN PROPERLY EXECUTED, THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW. YOU NEED NOT MARK ANY BOXES. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" EACH PROPOSAL AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 18, 1999 and the Proxy Statement dated April 9, 1999.
                                              Date: ____________________________
                                              Signature: _______________________
                                              Date: ____________________________
                                              Signature: _______________________

                                              Please sign exactly as your name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, trustee or
                                              guardian, please give full title
                                              as such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.